UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 11, 2008

______________

DRI Corporation
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830, Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code	(214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.     Regulation FD Disclosure

On November 11, 2008, DRI Corporation noted that, according to the Center for Transportation Excellence, voters approved 74 percent of the 32 transit-related ballot initiatives in 16 states, authorizing on Nov. 4 a combined total of more than $75 billion in new funding for those initiatives.

In the same press release, the Company updated its guidance for the third quarter and the remaining portion of fiscal year 2008.

In the same press release, the Company announced that, on or about Nov. 14, 2008, it plans to file with the Securities and Exchange Commission a Form 10-Q for the period ended Sept. 30, 2008.

In the same press release, the Company announced that it will host an investors’ conference call to review third quarter 2008 results on Nov. 17, 2008, at 11 a.m. (Eastern).

In the same press release, the Company announced that David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, was interviewed in connection with the Company’s scheduled participation in Paulson Investment’s 31st Annual Westergaard Conference on Nov. 12, 2008.  The interview is available via the Company’s Web site, www.digrec.com, and via http://www.vcall.com/IC/ClientPage.asp?ID=137387&CID.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01.     Financial Statements and Exhibits

(a)        Exhibits.
             99.1     Press release dated November 11, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRI CORPORATION

Date:	November 11, 2008	By:	/s/ STEPHEN P. SLAY
Stephen P. Slay
Vice President, Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated November 11, 2008.